Exhibit 99.1

Contact:	Tricia J. Richardson Novavax, Inc. +1 240-268-2031
NOVAVAX ANNOUNCES FAVORABLE RESULTS FROM PHASE I/IIa PANDEMIC
INFLUENZA VACCINE PROGRAM
VLP Vaccine—Coupled with Innovative Manufacturing—Has Potential to Address Gaps in
Global Pandemic Preparedness
ROCKVILLE, MD (August 26, 2008) – Novavax, Inc. (NASDAQ: NVAX) announced today favorable results from the second stage of the Phase I/IIa human clinical trial of its pandemic influenza virus-like particle (VLP) vaccine candidate. The vaccine, which does not contain an adjuvant, induced robust neutralizing antibody responses. Novavax’s VLP candidate is directed against the H5N1 A/Indonesia/05/2005 avian influenza strain. Avian influenza emerged in humans in Indonesia in 2005 and has caused 135 documented human cases, 81% of which have been fatal. 1
In this study, the vaccine demonstrated strong neutralizing antibody titers across all three doses tested, exhibiting increasing antibody titers with the escalation of the dose. The study evaluated individuals who received two injections of 15 micrograms (mcg), 45 mcg, 90 mcg or placebo. Among those individuals in the 15 mcg arm, 72% had a neutralizing antibody titer of 1:20 or greater (four-fold rise from baseline) against the H5N1 A/Indonesia strain as did 73% of subjects in the 45 mcg arm and 94% of subjects in the 90 mcg arm. All subjects tested negative for neutralizing antibodies to the H5N1 A/Indonesia strain before vaccination and no responses were observed among individuals who received a placebo. Novavax’s proprietary VLPs contain the surface proteins (hemagglutinin [HA] and neuraminidase [NA]) and matrix protein (M1) of the H5N1 A/Indonesia strain. Additional immunological responses induced by each of the components of the vaccine are being evaluated including responses against HA, NA and the M1 proteins.
Although the safety data are still blinded pending complete safety follow-up, there have been no serious adverse events reported. An independent external Data and Safety Monitoring Board fully supported continuation of the study including expansion to the 90 mcg dose.
VLPs are recombinant structures mimicking the size and shape of the virus but lack genetic material and are therefore incapable of replication. Because they resemble actual infectious particles presenting proteins in the same conformation as on the wild-type virus, they are able to induce a potent immune response. The HA and NA are included to induce neutralizing antibody responses, whereas the M1 may induce cell-mediated immune responses that provide protection against drifted (i.e., mutated) strains.

[1]	World Health Organization. “Cumulative Number of Confirmed Human Cases of Avian Influenza A/(H5N1) Reported to WHO.”
http://www.who.int/csr/disease/avian_influenza/country/cases_table_2008_06_19/en index.html. Accessed on August 21, 2008.

Addressing the Gaps in the System
“These data are exciting because they demonstrate that recombinant VLPs are a valid and potent vaccine approach against influenza. Combined with our innovative manufacturing approach, our VLP vaccine candidate has the potential to address an unmet need in pandemic influenza preparedness efforts being planned by health authorities around the world,” said Dr. Rahul Singhvi, President and CEO of Novavax.
Novavax’s manufacturing process makes it possible to potentially produce and distribute a vaccine matched to a pandemic strain in time to interrupt and/or halt a pandemic. Novavax’s influenza VLPs are produced in insect cell culture, utilizing a manufacturing process that consists entirely of disposable, ready-to-use equipment. Current yields are 7 to 10 times higher than that of traditional egg-based or mammalian cell culture manufacturing. Because the Novavax process involves recombinant technology and does not require a live influenza virus, vaccine can be manufactured within 10 to 12 weeks of identification of a pandemic strain, approximately 50% of the time duration required to manufacture egg-based vaccines. As a key commercialization initiative, Novavax has collaborated with GE Healthcare, a unit of General Electric Company (NYSE: GE), to develop processes using disposable systems as its manufacturing approach. This manufacturing approach permits rapid commissioning at a fraction of the cost of traditional, egg-based manufacturing facilities. The VLP vaccine may be an effective and affordable component of a pandemic solution for countries that do not currently have in-border pandemic vaccine production.
“This data milestone marks good progress in the viability of Novavax’s vaccine which, combined with GE Healthcare’s ready-to-use bioprocessing technologies, signals the promise of a solution to problems countries face in preparing for the inevitability of pandemic influenza,” said Peter Ehrenheim, President and CEO, Life Sciences, GE Healthcare.
“In the face of a global health threat, innovations are required that can deliver safe and effective vaccines quickly and reliably,” said Robert B. Belshe, M.D., Dianna and J. Joseph Adorjan Endowed Professor of Infectious Diseases and Immunology at the Saint Louis University School of Medicine, who served on the Data and Safety Monitoring Board for the study. “Two doses of this novel vaccine — which is designed to prevent bird flu — gave strong immune responses. The data are encouraging that this new vaccine approach can help prevent pandemic influenza.”
Support for VLP Seasonal Influenza Vaccine Candidate
These data are also supportive for moving forward with development of another Novavax vaccine candidate: against seasonal influenza. Seasonal influenza causes over 500,000 deaths worldwide and over 36,000 deaths in the U.S. each year, most of which occur in adults 65 years of age and older, a population in which currently licensed vaccines have only modest efficacy. Novavax has developed a vaccine candidate against seasonal (human) influenza strains. While current seasonal vaccines consist almost entirely of HA, the Novavax VLP contains HA, NA, and M1 with the potential of inducing neutralizing antibody to prevent infection and reduce the severity of influenza illnesses. Dose ranging studies in healthy young adults and adults 65 years of age and older are scheduled to begin later this year.

Conference Call
Novavax will hold an investor conference call to discuss the data results at 11:00 a.m. Eastern Time on August 26, 2008. The call will be hosted by Novavax President and Chief Executive Officer Dr. Rahul Singhvi and include other members of senior management, including Chief Medical Officer, Dr. Penny Heaton. A question and answer session will follow the data results. The dial-in number for the conference call in the USA and Canada is (866) 244 4515 International: (703) 639 1168.
A live audio webcast of the conference call will be available at www.novavax.com. Please connect to this website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. A replay of the webcast will be available for 90 days after the webcast and a replay of the conference call will also be available by telephone beginning 1pm ET. August 26, 2008 through midnight September 2, 2008. To access the replay, dial (703) 925 2533 and enter pass code 1272626.
About Novavax
Novavax, Inc. is a clinical stage biotechnology company, creating novel vaccines to address a broad range of infectious diseases worldwide using advanced proprietary virus-like particle (VLP) technology. The Company produces these VLP based, potent, recombinant vaccines utilizing new, and efficient manufacturing approaches. Additional information about Novavax is available at www.novavax.com and in the Company’s various filings with the Securities and Exchange Commission.
Forward Looking Statement
Statements herein relating to future development results and performance, conditions or strategies and other matters, including expectations regarding product and clinical developments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including risks relating to the early stage of Novavax’s product candidates under development; current results may not be predictive of future pandemic results, results of our seasonal influenza vaccine or any other vaccine that we may develop; further testing is required before regulatory approval can be applied for and the FDA may not approve the pandemic vaccine even if further trial results are similar to those disclosed herein; uncertainties relating to clinical trials; dependence on the efforts of third parties; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; and risks that we may lack the financial resources and access to capital to fund our operations including further clinical trials. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at http://www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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